Exhibit 10.6

WTCMY EXCLUSIVITY AGREEMENT

THIS AGREEMENT is made on the January of 2024

BETWEEN

WATSON’S PERSONAL CARE STORES SDN BHD (289892-V) with its registered address at Level 7, Menara Exchange 106, Lingkaran TRX Tun Razak Exchange, 55188 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur (“WTCMY”);

and

EMP IMAGE SOLUTION SDN BHD (708131-V) (VENDOR CODE: _____) with its registered address at NO 13 JALAN 1/61, BUKIT SEGAMBUT, LAMAN DAMAISARI, 51200 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur (“Supplier”);

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	This agreement is supplemental to the Trading Terms Agreement (including the A.S. Watson Group General Conditions of Purchase signed between the parties, a copy of which is attached to this agreement for reference (“TTA”).

2.	The Supplier agrees that during the period stated in Part A of the Schedule of this Agreement (“Exclusivity Period”), it shall supply its product(s) listed in Part B of the Schedule hereto (“Products”) exclusively to WTCMY only and shall not supply the same to any other wholesales, retailer, company, association or individual in the territory specified in Part C of the Schedule hereto (“Territory”).

3.	The Exclusivity Period shall be renewed upon its expiry for further successive periods of the same duration as the initial period specified in Part A of the Schedule with mutual agreement, by either party giving to the other party not less than 3 months’ written notice before the expiry of the Exclusivity Period.

4.	During the Exclusivity Period the Supplier shall refer all enquiries in relation to the purchase of the Products to TWCMY for handling.

5.	During the Exclusivity Period the Supplier shall use its best endeavors to promote the Products (at its own cost and expense) and shall conduct various promotional activities and campaigns as agreed from time to time with WTCMY (“Promotions”). In each of the Promotions WTCMY shall be mentioned as the sole and exclusive retailer of the Products in the Territory.

6.	The Supplier shall provide WTCMY with all plans, materials, publications, videos, graphics, sound recordings and designs of the Promotions to WTCMY for approval before release, publishing, launching or broadcasting. The Supplier shall use WTCMY advertising template and company logo specified by WTCMY in the Promotions.

7.	The Supplier agrees that WTCMY shall have the right and discretion to promote the Product in the form or manner as WTCMY thinks fit. The Supplier hereby unconditionally grants all the necessary rights to WTCMY to use the logo, brand name, trademark, copyright, designs and images of the Product in WTCMY promotion.

8.	The Supplier agrees that if it wishes to sell other products under the same brand name as the Products (“New Products”) in the Territory, the Supplier shall inform WTCMY of its intention of doing so and WTCMY shall have the right to extend the exclusivity hereunder to the New Products under the same terms and conditions of this Agreement. If WTCMY chooses not to extend the exclusivity to the New Products, the Supplier is free to sell the New Products in the Territory.

9.	All terms and conditions contained in the TTA shall remain unchanged and shall continue in its full force and effect.

10.	This Agreement shall be governed by and construed in accordance with the laws of Malaysia and the parties agree to submit to the exclusive jurisdiction of the courts of Malaysia.

THE PARTIES hereto have caused this Agreement to be duly executed.

SIGNED by	)
for and on behalf of WATSON’S	)	/s/ Yeoh Chee Wei
PERSONAL CARE STORES SDN BHD	)

SIGNED by	)
for and on behalf of EMP IMAGE	)
SOLUTION SDN BHD	)

SCHEDULE

PART A

Exclusivity Period

60 Months / 5 Years, commencing January 2024 to December 2028 and any renewal thereafter in accordance with Clause 3.

Exclusivity is only applicable to Watsons competitors which shall mean Guardian, Caring, Aeon Wellness, Big & AA Pharmacy.

PART B

This agreement will be covered for Brand.

Product

Brand Name
1.	EMPRO (COSMETICS)
2.	MIOS (COSMETICS)

PART C

Territory

East and West Malaysia including Brunei